Exhibit 99.1

Repligen Corporation 41 Seyon Street Building #1, Suite 100 Waltham, Massachusetts 02453

Repligen Reports Third Quarter 2026 Financial Results and Updates Full Year 2026 Financial Guidance
•Third quarter revenue of $209 million, a year-over-year increase of 11% as reported and 12.5% organic
•Closed BioLife acquisition, which fast-tracks Repligen’s leadership and offering in high-growth cell therapy market
•Raising FY26 revenue guidance to $844-$852 million which represents reported revenue growth of 14.5% - 15.5%
WALTHAM, Mass., October 27, 2026 -- Repligen Corporation (NASDAQ:RGEN), today reported financial results for its third quarter of 2026, covering the three-month period ended September 30, 2026. The Company is also providing updated financial guidance for the full year 2026.

Olivier Loeillot, President and Chief Executive Officer of Repligen said, “We delivered a record third quarter, with $209 million in revenue and 12.5% organic growth, driven by continued strength across our diversified portfolio. End-market demand continues to improve, with healthy trends in consumables and services complemented by a growing capital equipment order book.”
Mr. Loeillot continued, “The completion of the BioLife acquisition in October marks a significant milestone for Repligen, and integration is progressing well. Early customer feedback has been very encouraging, and we have already taken actions to realize a sizable portion of our expected operating expense synergies. Our strong year-to-date performance, continued order momentum and the addition of BioLife give us confidence to raise our full-year guidance again.”
BUSINESS HIGHLIGHTS
•Completed Acquisition of BioLife Solutions. The acquisition strengthens Repligen's position in cell therapy by adding a differentiated, deeply embedded consumables platform with recurring revenue, commercial-stage exposure, and strong customer workflow integration. The combination expands Repligen's portfolio and is expected to enhance the Company's long-term growth, margin profile, and earnings power.
•New Repligen Training & Innovation Center (“RTIC”). On October 23, 2026, opened a new RTIC in Seoul, South Korea. This underscores Repligen’s commitment to a strategically important market that has become one of the world’s leading hubs for biologics and CDMO manufacturing.
FINANCIAL PERFORMANCE
Q3 2026 Financial Performance (compared to prior year periods except as noted)
All adjusted figures are non-GAAP and, except for earnings per share (“EPS”), are rounded to the nearest million, and are reconciled in the tables included later in this press release.
•Q3 reported revenue was $209.3 million, compared to $188.8 million, an increase of 11% as reported and 12.5% organic.
•GAAP Results. Q3 loss from operations was $29.5 million primarily driven by intangible asset impairment charge, compared to income from operations of $16.8 million. Q3 loss per share was $0.68 on a fully diluted basis, compared to EPS of $0.26.
•Adjusted Results. Q3 adjusted income from operations was $33.3 million, compared to $26.8 million. Q3 adjusted EPS was $0.53 on a fully diluted basis, compared to $0.46.

MARGIN SUMMARY

GAAP Margins	Q3 2026	Q3 2025	Q3-YTD 2026	Q3-YTD 2025
Gross Margin	53.0%	53.2%	54.2%	52.7%
Operating (Loss) EBIT Margin	(14.1)%	8.9%	0.1%	6.9%
Net (Loss) Income Margin	(18.4)%	7.9%	(4.1)%	6.6%

Adjusted (non-GAAP) Margins	Q3 2026	Q3 2025	Q3-YTD 2026	Q3-YTD 2025
Gross Margin	53.0%	53.3%	54.1%	52.7%
Operating (EBIT) Margin	15.9%	14.2%	16.0%	13.3%
Net Income Margin	14.3%	13.7%	14.4%	12.8%
EBITDA Margin	20.9%	19.0%	21.0%	18.7%
Cash, cash equivalents and marketable securities at September 30, 2026, were $863 million, compared to $768 million at December 31, 2025.
FINANCIAL GUIDANCE FOR FULL YEAR 2026
All adjusted figures are non-GAAP.
Our financial guidance for the full year 2026 includes the expected impact of BioLife Solutions from the closing date of October 6, 2026. Our Adjusted (non-GAAP) guidance excludes the impact of any other potential business acquisitions and future fluctuations in foreign currency exchange rates.

CURRENT GUIDANCE
(at October 27, 2026)
FY 2026	Adjusted (non-GAAP)
Total Reported Revenue	$844M - $852M
Reported Growth	14.5% - 15.5%
Organic Growth	12% - 13%
Gross Margin	53.7% - 54.2%
Income from Operations	$135M - $139M
Operating Margin	16.0% - 16.3%
Other Income (Expense)	~$18M
Adjusted EBITDA Margin	~21%
Tax Rate on Pre-Tax Income	~22%
Net Income	$119M - $122M
Earnings Per Share - Diluted	$2.05 - $2.09
Total reported revenue guidance reflects a neutral impact from foreign currency and an approximately 2.5 point tailwind from inorganic growth primarily from the BioLife acquisition net of the divestiture of Polymem.
Conference Call and Webcast Access
Repligen will host a conference call and webcast today, October 27, 2026, at 8:00 a.m. ET, to discuss third quarter 2026 financial results, corporate developments and financial guidance for 2026. The conference call will be accessible by dialing toll-free (833) 461-5787 for domestic callers and (585) 542-9983 for international callers. The meeting ID is: 877042431. In addition, a webcast will be accessible via the Investor Relations section of the Company’s website. The webcast will be archived for a period of time following the live event. You can access the replay on the Investor Relations section of the Company’s website.

About Repligen Corporation
Repligen Corporation is a global bioprocessing company that develops and commercializes innovative technologies and integrated solutions that support critical steps in the manufacturing and delivery of biologic drugs that improve human health worldwide. As a trusted partner to biopharmaceutical developers and manufacturers and CDMOs worldwide, we help improve productivity, simplify complex workflows, and advance the next generation of biologic therapies. Repligen technologies support the production of a broad range of biologic modalities, helping customers navigate evolving manufacturing challenges from process development through commercial production. Our global team combines deep scientific expertise, innovation, and a customer-focused mindset “inspiring advances in bioprocessing” to help solve complex challenges across biologics manufacturing. For more information, please visit our website at www.repligen.com, and follow us on LinkedIn.
Non-GAAP Measures of Financial Performance
To supplement our financial statements, which are presented on the basis of U.S. generally accepted accounting principles (“GAAP”), the following Adjusted (“non-GAAP”) measures of financial performance are included in this release: organic revenue and organic revenue growth; adjusted gross profit and adjusted gross margin; adjusted income from operations and adjusted operating margin; organic adjusted operating margin year-over-year change; adjusted net income and adjusted net income margin; adjusted earnings per share (diluted); adjusted earnings before interest, taxes, depreciation and amortization (EBITDA), and adjusted EBITDA margin. The Company provides the impact of foreign currency translation, to enable determination of revenue and margin growth rates at constant currency. To calculate the impact of foreign currency translation, the Company converts the reported amounts from local currency to U.S. dollars using constant foreign currency exchange rates in the current and prior year periods.
The Company’s non-GAAP financial results and/or non-GAAP guidance exclude the impact of: acquisition, integration and divestiture costs; restructuring charges including the costs of severance and accelerated depreciation among other non-cash charges; inventory step-up costs and adjustments; transformation costs including incremental, non-recurring expenses for discrete strategic projects that are designed to deliver long-term benefits, including improvements to enhance productivity and enable company growth that do not meet the definition of restructuring; contingent consideration related to the Company’s acquisitions; intangible amortization costs; intangible asset impairment charges; non-cash interest expense related to the accretion of the debt discount; amortization of debt issuance costs related to Company’s convertible debt; foreign currency impact of certain intercompany loans; loss on sale of business; and, the related impact on tax of non-GAAP charges.
These costs are excluded because management believes that such expenses do not have a direct correlation to future business operations, nor do the resulting charges recorded accurately reflect the performance of our ongoing operations for the period in which such charges are recorded. Additionally, for a project to be considered transformational, the project expenses are expected to bring long-term growth, profitability improvements and defined process and technology improvements. Our transformation initiative is multi-year but each project has a discrete, defined timeline. Further, organic adjusted operating margin year-over-year change excludes the effect of adjustments above, as well as the impact of mergers, acquisitions and divestitures and foreign exchange. This measure is used by the Company in periods of acquisition because the timing, size and number of such transactions and their related impact on the financial statements may vary and make comparison of long-term results difficult.
All reconciliations of above GAAP figures to adjusted (non-GAAP) figures are detailed in the tables included later in this press release. Certain prior year amounts have been reclassified to conform with the current year presentation. When analyzing the Company’s operating performance and guidance, investors should not consider non-GAAP measures as a substitute for the comparable financial measures prepared in accordance with GAAP.
The Company does not provide GAAP financial measures on a forward-looking basis as the Company is unable to provide a quantitative reconciliation of forward-looking non-GAAP measures to the most directly comparable forward-looking GAAP measure, without unreasonable effort. The Company cannot reasonably predict items including, but not limited to, the timing and amount of future restructuring and cost-savings actions or transformation, acquisition and integration related costs. These items are generally uncertain and are not indicative of ongoing operations of the business, and the impact could be material to our results in accordance with GAAP.

Forward-Looking Statements
This press release contains forward-looking statements, which are made pursuant to and in reliance upon the safe harbor provisions of federal securities laws, including the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements contained herein which do not describe historical facts, including, among others, any express or implied statements or guidance regarding current or future financial performance and position, including our 2026 financial guidance and related assumptions; expected demand in the markets in which we operate; and the expected performance of our business and momentum across our portfolio, are based on management’s current expectations and beliefs and are forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements.
Such risks and uncertainties include, among others, our ability to successfully grow our bioprocessing business; our ability to manage through and predict headwinds; the risk that we have assumed that markets and franchises will improve and grow as predicted; our ability to achieve our 2026 financial guidance; our ability to develop and commercialize products and the market acceptance of our products; our ability to successfully integrate BioLife, including its operations, products, systems and personnel, in a timely manner or at all, and to realize the expected benefits and synergies of the acquisition; the future performance of BioLife and the combined company, including the impact of the acquisition on our financial results and outlook; the risk of unanticipated costs, liabilities or disruptions to our or BioLife's business, customer, supplier or employee relationships resulting from the acquisition; our ability to successfully integrate any other acquired businesses and relevant personnel in a timely manner or at all, and to achieve the expected benefits of such acquisitions; the risk that demand for our products could decline, which could adversely impact our future revenues, cash flows, results of operations and financial condition; our ability to compete with larger, better financed bioprocessing companies; risks around the Company’s effectiveness of disclosure controls and procedures and the effectiveness of our internal control over financial reporting; our compliance with all U.S. Food and Drug Administration and European Medicines Evaluation Agency regulations; our volatile stock price; the impact of tariffs on our business, and other risks and uncertainties detailed in Repligen’s filings with the U.S. Securities and Exchange Commission (the Commission), including our Annual Report on Form 10-K for the year ended December 31, 2025 and in subsequently filed reports with the Commission, including our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and any subsequent filings made with the Commission, which are available at the Commission’s website at www.sec.gov. Actual results may differ materially from those Repligen contemplated by these forward-looking statements, which reflect management’s current views, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions, and are based only on information currently available to us. Repligen cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. Repligen disclaims any obligation to update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.
Repligen Contact:
Jacob Johnson
VP, Investor Relations
(781) 419-0204
investors@repligen.com

REPLIGEN CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, amounts in thousands, except share data)

	September 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$726,960	$566,021
Marketable securities	136,019	201,607
Accounts receivable, net of allowances of $3,273 and $2,767 at September 30, 2026, and December 31, 2025, respectively	151,235	158,587
Inventories, net	182,205	170,458
Prepaid expenses and other current assets	45,565	40,712
Total current assets	1,241,984	1,137,385
Property, plant and equipment, net	163,561	186,614
Intangible assets, net	305,291	386,147
Goodwill	1,100,319	1,114,408
Deferred tax assets	716	694
Operating lease right of use assets	112,472	119,538
Other noncurrent assets	2,065	4,913
Total assets	$2,926,408	$2,949,699
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$27,697	$30,010
Operating lease liabilities	20,397	21,559
Contingent consideration	2,254	5,049
Accrued liabilities	75,338	79,208
Total current liabilities	125,686	135,826
Convertible Senior Notes due 2028, net	555,596	542,213
Deferred tax liabilities	19,909	22,496
Noncurrent operating lease liabilities	116,248	126,176
Noncurrent contingent consideration	—	1,304
Other noncurrent liabilities	17,232	15,555
Total liabilities	834,671	843,570
Stockholders' equity:
Preferred stock, $0.01 par value, 5,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.01 par value; 80,000,000 shares authorized; 56,692,755 shares at September 30, 2026, and 56,325,429 shares at December 31, 2025, issued and outstanding	567	563
Additional paid-in capital	1,685,620	1,651,849
Accumulated other comprehensive loss	(25,607)	(2,531)
Retained earnings	431,157	456,248
Total stockholders’ equity	2,091,737	2,106,129
Total liabilities and stockholders’ equity	$2,926,408	$2,949,699

REPLIGEN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, amounts in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue:
Product	$209,270	$188,766	$607,566	$540,232
Royalty and other revenue	44	39	131	111
Total revenue	209,314	188,805	607,697	540,343
Costs and operating expenses:
Cost of goods sold	98,328	88,290	278,390	255,462
Research and development	14,435	14,175	43,310	40,259
Selling, general and administrative	83,592	73,663	236,746	215,275
Restructuring activities and other charges	1,966	—	6,180	4,135
Intangible asset impairment charges	41,242	—	41,242	—
Change in fair value of contingent consideration	(703)	(4,148)	1,459	(12,087)
Total costs and operating expenses	238,860	171,980	607,327	503,044
(Loss) income from operations	(29,546)	16,825	370	37,299
Other income (expense), net:
Investment income	7,000	6,921	19,773	20,820
Interest expense	(5,712)	(5,414)	(16,953)	(16,018)
Amortization of debt issuance costs	(422)	(416)	(1,262)	(1,243)
Loss on sale of business	(34)	—	(13,694)	—
Other income (expense), net	1,906	(804)	883	2,412
Other income (expense), net	2,738	287	(11,253)	5,971
(Loss) income before income taxes	(26,808)	17,112	(10,883)	43,270
Income tax provision	11,624	2,201	14,208	7,663
Net (loss) income	$(38,432)	$14,911	$(25,091)	$35,607
(Loss) earnings per share:
Basic	$(0.68)	$0.27	$(0.44)	$0.63
Diluted	$(0.68)	$0.26	$(0.44)	$0.63
Weighted average common shares outstanding:
Basic	56,558	56,265	56,445	56,208
Diluted	56,558	56,532	56,445	56,520

REPLIGEN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, amounts in thousands)

	Nine Months Ended September 30,
	2026	2025
Cash flows from operating activities
Net (loss) income	$(25,091)	$35,607
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	57,948	58,794
Intangible asset impairment charges	41,242	—
Amortization of debt discount and issuance costs	13,383	12,360
Inventory step-up amortization	—	1,069
Loss on sale of business	13,694	—
Stock-based compensation	25,690	24,621
Deferred income taxes, net	(944)	(5,784)
Change in fair value of contingent consideration	1,459	(12,087)
Net unrealized foreign exchange loss (gain)	(683)	(12,443)
Operating lease right of use asset amortization	14,189	13,570
Other adjustments and non-cash items	(1,754)	2,532
Changes in operating assets and liabilities, excluding impact of acquisitions:
Accounts receivable	3,383	(7,302)
Inventories	(16,070)	(5,346)
Prepaid expenses and other current assets	(3,732)	(5,494)
Other noncurrent assets	1,916	(1,727)
Accounts payable	(523)	(5,083)
Accrued liabilities	(2,443)	9,629
Operating lease liabilities	(18,796)	(12,096)
Noncurrent liabilities	1,292	893
Total cash provided by operating activities	104,160	91,713
Cash flows from (for) investing activities
Acquisitions, net of cash acquired	—	(69,954)
Divestiture proceeds, net of cash divested	3,637	—
Purchases of marketable securities	(200,499)	—
Maturities and sales of marketable securities	271,073	—
Additions to capitalized software costs	(1,307)	(2,055)
Purchases of property, plant and equipment	(14,992)	(15,366)
Sale of property, plant and equipment	—	42
Other investing activities	—	(2,397)
Total cash provided by (used in) investing activities	57,912	(89,730)
Cash flows from (for) financing activities
Proceeds from exercise of stock options	15,850	2,142
Payment of tax withholding obligation on vesting of restricted stock	(7,765)	(7,994)
Payment of earnout consideration	(5,225)	(9,548)
Total cash provided by (used in) financing activities	2,860	(15,400)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1,943)	4,809
Net increase (decrease) in cash, cash equivalents and restricted cash	162,989	(8,608)
Cash, cash equivalents and restricted cash, beginning of period	$566,021	$757,355
Cash, cash equivalents and restricted cash, end of period	$729,010	$748,747

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited, amounts in thousands, except percentage and earnings per share data)
In all tables below, totals may not add due to rounding
Reconciliation of Total Revenue (GAAP) Growth to Organic Revenue Growth (Non-GAAP)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
TOTAL REPORTED REVENUE (GAAP) GROWTH	11%	22%	13%	16%
Acquisition and divestiture revenue	1%	(2)%	0%	(1)%
Currency exchange	1%	(2)%	(1)%	(1)%
ORGANIC REVENUE GROWTH (NON-GAAP)	12%	18%	12%	14%
Reconciliation of (Loss) Income from Operations (GAAP) to Adjusted Income from Operations (Non-GAAP)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
(LOSS) INCOME FROM OPERATIONS (GAAP)	$(29,546)	$16,825	$370	$37,299
ADJUSTMENTS TO (LOSS) INCOME FROM OPERATIONS (GAAP):
Acquisition, integration and divestiture costs	8,078	4,406	12,896	14,721
Restructuring activities and other charges (1)	1,966	186	6,180	4,357
Transformation costs (2)	3,271	(975)	6,349	(3,268)
Intangible amortization	9,561	9,963	28,902	29,288
Intangible asset impairment charges	41,242	—	41,242	—
Contingent consideration	(703)	(4,148)	1,459	(12,087)
Inventory step-up charges	—	492	—	1,069
Other (3)	(581)	21	(202)	707
ADJUSTED INCOME FROM OPERATIONS (NON-GAAP)	$33,288	$26,770	$97,196	$72,086
OPERATING (LOSS) EBIT MARGIN (GAAP)	(14.1)%	8.9%	0.1%	6.9%
ADJUSTED OPERATING (EBIT) MARGIN (NON-GAAP)	15.9%	14.2%	16.0%	13.3%

Reconciliation of Net (Loss) Income (GAAP) to Adjusted Net Income (Non-GAAP)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
NET (LOSS) INCOME (GAAP)	$(38,432)	$14,911	$(25,091)	$35,607
ADJUSTMENTS TO NET (LOSS) INCOME (GAAP):
Acquisition, integration and divestiture costs	8,078	4,406	12,896	14,721
Restructuring activities and other charges (1)	1,966	186	6,180	4,357
Transformation costs (2)	3,271	(975)	6,349	(3,268)
Intangible amortization	9,561	9,963	28,902	29,288
Intangible asset impairment charges	41,242	—	41,242	—
Contingent consideration	(618)	(4,232)	1,446	(15,285)
Inventory step-up charges	—	492	—	1,069
Non-cash interest expense	4,209	3,907	12,444	11,481
Amortization of debt issuance costs	422	416	1,262	1,243
Foreign currency impact of certain intercompany loans (3)	(1,004)	—	504	—
Loss on sale of business	34	—	13,694	—
Other (4)	(581)	21	(202)	707
Tax effect of non-GAAP charges	1,732	(3,233)	(11,815)	(10,662)
ADJUSTED NET INCOME (NON-GAAP)	$29,880	$25,862	$87,811	$69,258
NET (LOSS) INCOME MARGIN (GAAP)	(18.4)%	7.9%	(4.1)%	6.6%
ADJUSTED NET INCOME MARGIN (NON-GAAP)	14.3%	13.7%	14.4%	12.8%
Reconciliation of Loss Per Share (GAAP) to EPS (Non-GAAP)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
(LOSS) EPS (GAAP) - DILUTED	$(0.68)	$0.26	$(0.44)	$0.63
ADJUSTMENTS TO (LOSS) EPS (GAAP) - DILUTED:
Acquisition, integration and divestiture costs	0.14	0.08	0.23	0.26
Restructuring activities and other charges (1)	0.03	(0.01)	0.11	0.02
Transformation costs (2)	0.06	0.00	0.11	0.00
Intangible amortization	0.17	0.18	0.51	0.52
Intangible asset impairment charges	0.72	—	0.73	—
Contingent consideration	(0.01)	(0.07)	0.03	(0.27)
Inventory step-up charges	—	0.01	—	0.02
Non-cash interest expense	0.07	0.07	0.22	0.20
Amortization of debt issuance costs	0.01	0.01	0.02	0.02
Foreign currency impact of certain intercompany loans (3)	(0.02)	—	0.01	—
Loss on sale of business	0.00	—	0.24	—
Other (4)	0.00	0.00	0.00	0.01
Tax effect of non-GAAP charges	0.03	(0.06)	(0.21)	(0.19)
ADJUSTED EPS (NON-GAAP) - DILUTED (5)	$0.53	$0.46	$1.55	$1.23

Reconciliation of Net (Loss) Income (GAAP) to Adjusted EBITDA (Non-GAAP)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
NET (LOSS) INCOME (GAAP)	$(38,432)	$14,911	$(25,091)	$35,607
ADJUSTMENTS:
Investment income	(7,000)	(6,921)	(19,773)	(20,820)
Interest expense	5,712	5,414	16,953	16,018
Amortization of debt issuance costs	422	416	1,262	1,243
Income tax (benefit) provision	11,624	2,201	14,208	7,663
Depreciation	9,563	10,101	29,046	29,506
Intangible amortization	9,561	9,908	28,902	29,288
(LOSS) EBITDA (NON-GAAP)	$(8,550)	$36,030	$45,507	$98,505
OTHER ADJUSTMENTS:
Acquisition, integration and divestiture costs	8,078	4,406	12,896	14,721
Restructuring activities and other charges (1)	1,966	186	6,180	4,357
Transformation costs (2)	3,271	(975)	6,349	(3,268)
Intangible asset impairment charges	41,242	—	41,242	—
Contingent consideration	(618)	(4,232)	1,446	(15,285)
Inventory step-up charges	—	492	—	1,069
Foreign currency impact of certain intercompany loans (3)	(1,004)	—	504	—
Loss on sale of business	34	—	13,694	—
Other (4)	(581)	21	(202)	707
ADJUSTED EBITDA (NON-GAAP)	$43,838	$35,928	$127,616	$100,806
NET (LOSS) INCOME MARGIN (GAAP)	(18.4)%	7.9%	(4.1)%	6.6%
ADJUSTED EBITDA MARGIN (NON-GAAP)	20.9%	19.0%	21.0%	18.7%
FOOTNOTES FOR ALL TABLES ABOVE:
(1)Restructuring activities and other charges includes the costs of severance, lease impairment and accelerated depreciation among other non-cash charges. Charges for the three and nine months ended September 30, 2026, consists of activities to simplify the global manufacturing footprint of the organization and align its workforce to support long-term company growth.
(2)For the three and nine months ended September 30, 2026, transformation costs include $3.9 million and $8.8 million, respectively, of expenses for discrete strategic projects that are designed to deliver long-term growth under our Transformation Office, partially offset by $0.6 million and $2.5 million, respectively, for the benefit received from the sale of inventory that had previously been reserved for as part of past restructuring plans. The three and nine months ended September 30, 2025, includes a benefit of $1.0 million and $3.3 million, respectively, from the sale of inventory that had previously been reserved as part of past restructuring plans.
(3)During the three and nine months ended September 30, 2026, we recorded foreign currency (gains) and losses on certain intercompany loans of $(1.0) million and $0.5 million, respectively. This is recorded in other income (expense), net within the condensed consolidated statements of operations.
(4)Other charges for the three and nine months ended September 30, 2026, includes other expenses or (benefits) that are non-indicative of our ongoing performance. The three and nine months ended September 30, 2025, includes charges related to one-time events relating to a cybersecurity incident, net of insurance, and costs associated with the restatement of previously issued financial statements.
(5)GAAP loss per share—diluted for the three and nine months ended September 30, 2026, excludes 328,882 and 313,150 potentially dilutive shares, respectively, as their inclusion would have been antidilutive due to the net loss for each period. Adjusted earnings per share—diluted for the same periods was calculated using 56,886,642 and 56,757,704 diluted shares, respectively.